EXHIBIT 11.1

                                 CHRONIMED INC.

                        COMPUTATION OF EARNINGS PER SHARE


See Note C of Notes to Consolidated Financial Statements for Chronimed Inc. for periods ended March 31, 2000 and April 2, 1999.